                                                                     Exhibit 4.8

                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of January 13, 2003, among HomePride Insurance Agency, Inc., a Kansas corporation, HP National Mortgage Holdings, Inc., a Michigan corporation, and Champion Enterprises Management Co., a Michigan corporation (collectively, the "New Subsidiary Guarantors"), each an indirect subsidiary of Champion Enterprises, Inc., a Michigan corporation (the "Issuer"), the Issuer, and each of its Subsidiaries listed in this Supplemental Indenture as a Subordinated Subsidiary Gurantor (the "Existing Subsidiary Guarantors"), and Wells Fargo Bank Minnesota, National Association (successor to Bank One Trust Company, N.A., a national banking association, as trustee under the indenture referred to below (the "Trustee").

         A. The Issuer and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of May 3, 1999, as supplemented July 30, 1999, October 4, 1999, February 10, 2000, September 5, 2000, March 15, 2002, and August 7, 2002 (as such may be amended from time to time, the "Indenture"), providing for the issuance of the Issuer's 7 5/8% Senior Notes Due 2009 (the "Securities").

         B. Section 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause certain Subsidiaries (as defined in the Indenture), including each of the New Subsidiary Guarantors, to execute and deliver to the Trustee a supplemental indenture pursuant to which each such Subsidiary shall unconditionally guarantee, on a subordinated basis, all of the Issuer's obligations under the Securities and the Indenture on the terms set forth in the Indenture and this Supplemental Indenture.

         C. Pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Subsidiary Guarantors, are authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Issuer, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1.       Definitions.

                  (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Agreement to Guarantee. Each New Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, on a subordinated basis, to each Holder and to the

                                                                     Exhibit 4.8

Trustee and its successors and assigns the Guaranteed Obligations subject to the conditions set forth in Articles XII and XIII of the Indenture and agrees to be bound by all other applicable provisions of the Indenture. From and after the date hereof, each New Subsidiary Guarantor shall be a Subordinated Subsidiary Guarantor for all purposes under the Indenture and the Securities.

         3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         4. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

                            [signatures on next page]

                                                                     Exhibit 4.8

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    HOMEPRIDE INSURANCE AGENCY, INC.
                                    HP NATIONAL MORTGAGE HOLDINGS, INC.
                                    CHAMPION ENTERPRISES MANAGEMENT CO.

                                    By: /s/ JOHN J. COLLINS, JR.
                                        --------------------------------------
                                        John J. Collins, Jr., Secretary

                                    CHAMPION ENTERPRISES, INC.

                                    By: /s/ JOHN J. COLLINS, JR.
                                        --------------------------------------
                                        John J. Collins, Jr., Secretary

                                    SUBSIDIARY GUARANTORS:

                                    A-1 CHAMPION GP, INC.
                                    ALPINE HOMES, INC.
                                    AT LIQUIDATING CORP. (F/K/A AMERICAN
                                      TRANSPORT, INC.
                                    ART RICHTER INSURANCE, INC.
                                    AUBURN CHAMP, INC.
                                    BUILDERS CREDIT CORPORATION
                                    CAC FUNDING CORPORATION
                                    CARE FREE HOMES, INC.
                                    CHI, INC. (F/K/A CARNIVAL HOMES, INC.)
                                    CHAMPION FINANCIAL CORPORATION
                                    CHAMPION GP, INC.
                                    CHAMPION HOME BUILDERS CO.
                                    CHAMPION RETAIL, INC.(F/K/A
                                      CHAMPION HOME CENTERS, INC.)
                                    CHAMPION HOME COMMUNITIES, INC.
                                    CHAMPION MOTOR COACH, INC.
                                    CHANDELEUR HOMES, INC.
                                    CLIFF AVE. INVESTMENTS, INC.
                                    CRESTPOINTE FINANCIAL SERVICES, INC.
                                    CRH LIQUIDATING CORP. (F/K/A CREST
                                      RIDGE HOMES, INC.)
                                    DUTCH HOUSING, INC.
                                    FHA LIQUIDATING CORP. (F/K/A FACTORY
                                      HOMES OUTLET, INC.)

                                                                     Exhibit 4.8

                                    FLEMING COUNTY INDUSTRIES, INC.
                                    GATEWAY ACCEPTANCE CORP.
                                    GATEWAY MOBILE & MODULAR HOMES,
                                      INC.
                                    GATEWAY PROPERTIES CORP.
                                    GEM HOMES, INC.
                                    GM LIQUIDATING CORP. (F/K/A GRAND
                                      MANOR, INC.)
                                    HOMEPRIDE FINANCE CORP.
                                    HAF LIQUIDATING CORP. (F/K/A HOMES
                                      AMERICA FINANCE, INC.)
                                    HAA LIQUIDATING CORP. (F/K/A HOMES
                                      AMERICA OF ARIZONA, INC.)
                                    HAC LIQUIDATING CORP. (F/K/A HOMES
                                      AMERICA OF CALIFORNIA, INC.)
                                    HAO LIQUIDATING CORP. (F/K/A HOMES
                                      AMERICA OF OKLAHOMA, INC.)
                                    HAU LIQUIDATING CORP. (F/K/A HOMES
                                      AMERICA OF UTAH, INC.)
                                    HAW LIQUIDATING CORP. (F/K/A HOMES
                                      AMERICA OF WYOMING, INC.)
                                    HOMES OF LEGEND, INC.
                                    HOMES OF MERIT, INC.
                                    I.D.A., INC.
                                    ISEMAN CORP.
                                    LAMPLIGHTER HOMES, INC.
                                    LAMPLIGHTER HOMES (OREGON), INC.
                                    MODULINE INTERNATIONAL, INC.
                                    NORTHSTAR CORPORATION
                                    PRAIRIE RIDGE, INC.
                                    REDMAN BUSINESS TRUST
                                    REDMAN HOMES, INC.
                                    REDMAN HOMES MANAGEMENT
                                      COMPANY, INC.
                                    REDMAN INDUSTRIES, INC.
                                    REDMAN INVESTMENT, INC.
                                    REDMAN MANAGEMENT SERVICES
                                      BUSINESS TRUST
                                    REDMAN RETAIL, INC.
                                    REGENCY SUPPLY COMPANY, INC.
                                    SAN JOSE ADVANTAGE HOMES, INC.
                                    SERVICE CONTRACT CORPORATION
                                    SOUTHERN SHOWCASE FINANCE, INC.
                                    SOUTHERN SHOWCASE HOUSING, INC.
                                    STAR FLEET, INC.
                                    THE OKAHUMPKA CORPORATION

                                                                     Exhibit 4.8

                                    TRADING POST MOBILE HOMES, INC.
                                    USAMH LIQUIDATING CORP. (F/K/A U.S.A.
                                      MOBILE HOMES, INC.)
                                    VICTORY INVESTMENT COMPANY
                                    WESTERN HOMES CORPORATION
                                    WM LIQUIDATING CORP. (F/K/A
                                      WHITWORTH MANAGEMENT, INC.)

                                    By: /s/ JOHN J. COLLINS, JR.
                                        --------------------------------------
                                        John J. Collins, Jr., Secretary

                                    THE UNDERSIGNED, IN THE CAPACITIES
                                    INDICATED, IS THE AUTHORIZED
                                    SIGNATORY FOR THE FOLLOWING
                                    SUBSIDIARY GUARANTORS:

                                    GENESIS HOME CENTERS, LIMITED
                                      PARTNERSHIP
                                    HH LIQUIDATING L.P. (F/K/A HEARTLAND
                                      HOMES, L.P.)

                                    By: /s/ JOHN J. COLLINS, JR.
                                        --------------------------------------
                                        John J. Collins, Jr., as Secretary of
                                        Champion GP, Inc., General Partner of
                                        Genesis Home Centers, Limited
                                        Partnership and HH Liquidating L.P.

                                    A-1 HOMES GROUP, L.P.

                                    By: /s/ JOHN J. COLLINS, JR.
                                        --------------------------------------
                                        John J. Collins, Jr., as Secretary of
                                        A-1 Champion GP, Inc., General Partner
                                        of A-1 Homes Group, L.P.

                                    HOMES OF KENTUCKIANA, L.L.C.

                                    By: /s/ JOHN J. COLLINS, JR.
                                        --------------------------------------
                                        John J. Collins, Jr., as Secretary of
                                        Trading Post Mobile Homes, Inc., Sole
                                        Member of

                                                                     Exhibit 4.8

                                    Homes of Kentuckiana, L.L.C.

                                    WELLS FARGO BANK MINNESOTA, N.A.,
                                    as Trustee

                                    By: /s/ TIMOTHY P. MOWDY
                                        ---------------------------------------
                                    Name:  Timothy P. Mowdy
                                    Title: Assistant Vice President